EXHIBIT 10.1

AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT

        This AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 30, 2005, by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (“WFF”), as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”; and together with the Lenders, the “Lender Group”), EVERGREEN INTERNATIONAL AVIATION, INC., an Oregon corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries are referred to hereinafter each individually as a “Borrower” and individually and collectively, jointly and severally, as the “Borrowers”), with reference to the following:

        WHEREAS, Parent, Borrowers, and the Lender Group are parties to that certain Loan and Security Agreement, dated as of May 13, 2004, as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of June 14, 2004 (“Amendment No. 1”), that certain Amendment Number Two and Waiver to Loan and Security Agreement, dated as of June 14, 2005 (“Amendment No. 2”), and that certain Amendment Number Three and Consent, dated as of July 11, 2005 (“Amendment No. 3”) (as so amended and as further amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

        WHEREAS, (a) immediately prior to the execution of this Amendment, Ableco Finance LLC assigned 100% of its interest in the Revolver Commitment, the Advances, and the Term Loan to WFF; and (b) immediately after the execution of this Amendment, WFF will assign 100% of its interest in the Term Loan to CapitalSource Finance LLC; and

        WHEREAS, subject to the terms and conditions set forth herein, the Agents, the Lenders, and the Borrowers are willing to make the amendments set forth in this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.     Amendments to Loan Agreement.

(a)     Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions in proper alphabetical order:

““Amendment No. 4 Effective Date” shall have the meaning ascribed thereto in that certain Amendment Number Four to Loan and Security Agreement,dated as of November 30, 2005, by and among Parent, the Borrowers, and the Lender Group.”

““CapitalSource” means CapitalSource Finance LLC, a limited liability company organized under the laws of Delaware.”

(b)     Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Capital Expenditures” in its entirety and replacing it with the following:

““Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP and reflected as additions to property, plant & equipment on a consolidated statement of cash flows of such Person, whether such expenditures are paid in cash or financed, provided, however, that Capital Expenditures shall not include (a) expenditures that are financed with proceeds of insurance, condemnation awards, or asset sales that occur in the ordinary course of Borrowers’ business, which proceeds are (i) permitted to be used or re-invested by Borrowers pursuant to the provisions of Section 2.4(d)(iii)(a)(2), and (ii) included on the consolidated statements of cash flows of Parent and its Subsidiaries, or (b) the aggregate amount of all Spare Parts that qualify as Eligible Inventory that are purchased during any trailing twelve month period so long as the aggregate amount of all such Spare Parts does not exceed the aggregate amount of Net Cash Proceeds received by Borrower from the sale of Spare Parts that qualify as Eligible Inventory during the same trailing twelve month period.

(c)     Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” in its entirety and replacing it with the following:

““Consolidated EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus (to the extent included in such calculation of Parent’s and its Subsidiaries’ consolidated net earnings (or loss)), without duplication (a) extraordinary gains (including insurance settlements) and any other non-recurring income, (b) non-cash gains or income, (c) interest income, (d) gains with respect to any Non-Wholly Owned Subsidiary of Parent, (e) gains (or losses) from the sale of Spare Parts that qualify as Eligible Inventory (other than gains (or losses) from the sale of Spare Parts that qualify as Eligible Inventory and that are owned by Evergreen Aircraft Sales and Leasing Co., a Nevada corporation), plus (to the extent deducted in such calculation of Parent’s and its Subsidiaries’ consolidated net earnings (or loss)), without duplication (i) Interest Expense, (ii) income taxes, (iii) non-cash extraordinary charges, (iv) non-cash losses with respect to any Non-Wholly Owned Subsidiary of Parent, (v) depreciation and amortization for such period, and (vi) expenses and fees incurred in connection with the consummation of the transactions contemplated by this Agreement and any amendments thereto.

(d)     The definition of Eligible Inventory appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting the text “fixed wing Aircraft, rotary wing Aircraft” and the text “held for sale in the ordinary course of Borrowers’ business” appearing in the introductory clause of such definition.

(e)     Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Fixed Charges” in its entirety and replacing it with the following:

““Fixed Charges” means with respect to Parent and its Subsidiaries for any period, the sum, without duplication, of (a) Interest Expense to the extent paid in cash, (b) scheduled principal payments that are paid during such period in respect of Indebtedness (including all payments on account of obligations of Parent or any of its Subsidiaries as a lessee in respect of Capital Leases and other financed Capital Expenditures), (c) to the extent paid in cash by Parent or any of its Subsidiaries, all federal, state, and local income taxes paid in cash for such period (less, without duplication in calculating Fixed Charges, Consolidated EBITDA, Fixed Charge Coverage Ratio, or any other amounts or ratios pursuant to this Agreement, any tax refunds received in cash during such period), (d) distributions made by any Borrower to Holdings, which distributions are used by Holdings to repurchase shares of Stock owned by or for the benefit of Mark Smith pursuant to subsection (d) of the definition of Permitted Distributions, and (e) unsecured loans made by Borrowers to Evergreen Vintage or Evergreen Agricultural to the extent permitted by subsection (j) of the definition of Permitted Investments in an amount not to exceed the greater of (i) $0, and (ii) an amount equal to the aggregate principal amount of such unsecured loans less $6,000,000.

(f)     The definition of Permitted Distributions appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting the word “and” appearing immediately before subsection (c) appearing in such definition and adding the following new subsection (d) at the end of the definition of “Permitted Distributions”:

“and (d) distributions by any Borrower to Holdings for the sole purpose of permitting Holdings to repurchase shares of Stock owned by or for the benefit of Mark Smith so long as (i) all such distributions during any fiscal year of Parent and its Subsidiaries do not exceed $2,000,000, (ii) no Default or Event of Default has occurred, is continuing, or would result therefrom, and (iii) immediately before and after giving effect to a proposed distribution, Borrowers have Availability plus Qualified Cash of at least $10,000,000.”

(g)     The definition of Permitted Investments appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting subsection (j) in its entirety and replacing it with the following:

    “(j)        unsecured loans made by Borrowers to Evergreen Vintage or Evergreen Agricultural in an aggregate amount during the term of this Agreement not to exceed $10,000,000 so long as (i) no Default or Event of Default has occurred, is continuing, or would result therefrom, (ii) after giving effect to the proposed loans, Borrowers have Availability plus Qualified Cash of at least $10,000,000, (iii) each loan is evidenced by a promissory note that is delivered to Agent, together with an allonge endorsed in blank, (iv) each loan made to Evergreen Vintage is used solely to operate its business of refurbishing vintage aircraft that is owned by Evergreen Vintage on the Closing Date and constructing one Imax Theater, and (v) each loan made to Evergreen Agricultural is not used to purchase any real property or farms.”

(h)     Section 2.11(c) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

    “(c)        Audit, Appraisal, and Valuation Charges. Financial or collateral audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial or collateral audit of a Borrower performed by personnel employed by Agent, (ii) if implemented, a fee of $850 per day, per applicable individual, plus out of pocket expenses for the establishment of electronic collateral reporting systems, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial or collateral audits of Parent, Borrowers or their respective Subsidiaries, to establish electronic collateral reporting systems, to audit or appraise the Collateral, or any portion thereof, or to assess the business valuation of Parent, Borrowers, and their respective Subsidiaries.”

(i)     The Loan Agreement is hereby amended by adding the following new Section 5.22 immediately after Section 5.21:

“5.22 Nature of Business. None of Parent, Borrowers, Guarantors, or the Subsidiaries of Parent, Borrower, or Guarantors, are engaged in any business other than aviation services, freight forwarding services, or ground logistics services; provided, however, that Parent, any Borrower, or any Guarantor may operate any farm that is owned on the Amendment No. 4 Effective Date by Parent, such Borrower, or such Guarantor.”

(j)     The Loan Agreement is hereby amended by adding the following new Section 5.23 immediately after Section 5.22:

“5.23 USA Patriot Act Notice. Neither Parent nor any Borrower nor any of their respective Subsidiaries (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of such Section 2, or (iii) is a Person on the list of Specially

Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.”

(k)     Section 7.6 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

      “7.6 Nature of Business.

(a) Make, or permit any of its Subsidiaries to make, any change in the principal nature of its business as described in Section 5.22, or

    (b)        To the extent permitted by this Agreement, (i) acquire any properties or assets that are not related to the conduct of the business activities described in Section 5.22, or (ii) convey, sell, lease, license, assign, transfer, or otherwise dispose of any properties or assets to an Affiliate of Parent (unless permitted by Section 7.13), such Borrower, or such Subsidiary for the acquisition by such Affiliate of any properties or assets that are not reasonably related to the conduct of such business activities.”

(l)     Section 7.18(a)(iii) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

    “(iii)        Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period

1.05:1.0	For the 12 month period ending November 30, 2005

1.10:1.0	For the 12 month period ending February 28, 2006 and for the 12 month period ending the last day of each fiscal quarter of Parent after February 28, 2006

(m)     The Loan Agreement is hereby amended by adding the following new Section 7.19 immediately after Section 7.18:

“7.19 USA Patriot Act Compliance. Neither Parent nor any Borrower nor any of their respective Subsidiaries (i) will be or become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) will engage in any in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) otherwise will become a Person on the list of Specially Designated Nationals and Blocked Persons or in violation of the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.”

(n)     Section 14.1 of the Loan Agreement is hereby amended by adding the following new clause (j) at the end thereof:

    “(j)        Notwithstanding anything in the Loan Documents to the contrary, (i) CapitalSource and its Affiliates shall not be required to (A) execute or deliver an executed Assignment and Acceptance, (B) pay any processing fee due to such assignment or other transfer to any of CapitalSource’s Affiliates, or, in connection with securitizations or warehouse financings, to any of CapitalSource’s lenders, financing or funding sources, or (C) obtain consent of Administrative Borrower, in connection with any transaction involving CapitalSource and any of its Affiliates, or, in connection with securitizations or warehouse financings, to any of CapitalSource’s lenders or funding or financing sources of CapitalSource or any of its Affiliates, (ii) subject to the provisions at the end of this paragraph, in connection with securitizations or warehouse financings, no lender to or Affiliate of, funding or financing source of CapitalSource or any of its Affiliates shall be considered an Assignee, and (iii) there shall be no limitation or restriction on (A) the ability of CapitalSource to assign or otherwise transfer any Loan Document, Commitment or Obligation to any such Affiliate or, in connection with securitizations or warehouse financings, to a lender or financing or funding source of CapitalSource or (B) any such Affiliate’s, lender’s or funding or financing source’s ability to assign or otherwise transfer any Loan Document, Commitment or Obligation; provided, however, CapitalSource shall continue to be liable as a “Lender” under the Loan Documents unless such Affiliate, lender or funding or financing source executes and delivers an executed Assignment and Acceptance and thereby becomes a “Lender.”"

(o)     Section 17.7 of the Loan Agreement is hereby amended by adding an “(a)” immediately after the section heading of “Confidentiality” and adding the following new subsection (b) to such section:

    “(b)        Agent and each Lender reserve the right to review and approve all materials that any Borrower, Guarantor or any of their respective Affiliates prepare that contain Agent’s or such Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby (other than quarterly, annual or other filings with the SEC that are required by law or any regulation applicable to such Borrower, Guarantor or Affiliate; provided, however, that Borrowers agree to use commercially reasonable efforts to provide CapitalSource with copies of any quarterly, annual, or other filings with the SEC that are required by law or any regulation applicable to such Borrowers or any Guarantor prior to the submission of such filings with the SEC and the failure by Borrowers to provide any such copies shall not result in an Event of Default). Neither any Borrower nor any Guarantor nor any of their respective Affiliates shall, nor shall permit any of their Affiliates to, use either Agent’s or any Lender’s name (or the name of any of such Person’s Affiliates) in connection with any of its business; provided, that Borrowers, Guarantors or their respective Affiliates may disclose the Agent’s and Lenders’ name, the aggregate principal amount of the Loans outstanding and other principal terms of such Loans to (x) its shareholders and other equity owners and prospective purchasers of debt or equity securities of Borrowers or Guarantors, (y) Governmental Authorities (including, without limitation, the SEC and the FAA) regulating the business of Borrowers or Guarantors in accordance with applicable legal requirements and (z) its directors, advisors, counsel, employees, accountants and officers.”

3.     Conditions Precedent to Amendment. This Amendment shall become effective (the “Amendment No. 4 Effective Date”) only upon satisfaction in full in the judgment of the Lenders of each of the following conditions:

(a)     Agent and Lenders shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)     Agent and Lenders shall have received the Reaffirmation and Consent in the form of Exhibit A hereto, duly executed by the Guarantors, and the same shall be in full force and effect.

(c)     The representations and warranties herein and in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d)     No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(e)     No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force and effect by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

(f)     That certain Limited Guaranty executed by Delford M. Smith, the Smith Stock Pledge Agreement, and the financing statements filed against Delford M. Smith shall be terminated in a manner reasonably acceptable to the Borrowers.

4.     Conditions Subsequent to Amendment. Within 45 days after the Amendment No. 4 Effective Date, Borrower shall deliver to Agent each of the following (the failure to deliver any such items shall constitute an Event of Default):

(a)     a duly executed copy of an Aircraft Security Agreement between the Trust and Agent (the “Trust Aircraft Security Agreement”), whereby the Trust grants to Agent a Lien on the property identified on Exhibit B hereto (the “Trust Aircraft Collateral”), which must be in full force and effect;

(b)     a letter of instruction (the “Letter of Instruction”) from the beneficiaries of the Trust authorizing Wilmington Trust Company, not in its individual capacity but solely as trustee (in such capacity, the “Owner Trustee”), to execute and deliver the Trust Aircraft Security Agreement on behalf of the Trust,

(c)     a certificate from Owner Trustee certifying that (i) the Owner Trustee is the duly authorized trustee of the Trust, (ii) the Letter of Instruction has not been in any way amended, annulled, rescinded, revoked or modified since its issuance and remains in full force and effect, and (iii) the Trust Agreement attached thereto is a true and complete copy and remains in full force and effect,

(d)     a title opinion with respect to the Trust Aircraft Collateral issued by a Person satisfactory to Agent, which indicates that such Trust Aircraft Collateral is free and clear of all defect and encumbrances, and which is otherwise in form and substance satisfactory to Agent,

(e)     an opinion with respect to the Trust Aircraft Collateral issued by a Person satisfactory to Agent, in form and substance satisfactory to Agent, which indicates that the Agent has a perfected Lien in the Trust Aircraft Collateral,

(f)     appropriate financing statements in a form to be filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Trust Aircraft Collateral, and

(g)     all other documents that Agent may request, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent’s Liens in the Trust Aircraft Collateral, and in order to fully consummate all of the transactions contemplated by the Trust Aircraft Security Agreement.

5.     Representations and Warranties.

(a)     Parent and each Borrower represents and warrants to the Lender Group that the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended hereby, are within its powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected.

(b)     This Amendment has been duly executed and delivered by or on behalf of Parent and each Borrower.

(c)     This Amendment constitutes a legal, valid and binding obligation of Parent and each Borrower enforceable against Parent and each Borrower in accordance with its terms.

(d)     No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(e)     No action, claim or proceeding is now pending or, to the knowledge of Parent or any Borrower, threatened against any Parent or any Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Parent’s or any Borrower’s right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Loan Agreement as amended hereby or any other Loan Document, or the validity or enforceability of this Amendment, the Loan Agreement as amended hereby or any other Loan Document or any action taken under this Amendment, the Loan Agreement as amended hereby or any other Loan Document or (ii) that has a reasonable risk of being determined adversely to Parent or any Borrower and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

(f)     The representations and warranties of Parent and Borrowers contained in the Loan Agreement and each other Loan Document shall be true and correct on and as of the Amendment No. 4 Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.

6.     Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York (without regard for its conflicts of laws principles but including and giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law).

7.     Release. Each Borrower and each Guarantor hereby waives, releases, remises and forever discharges each Agent and each Lender, each of their respective Affiliates, and each of the officers, directors, employees, and agents of each Lender, the Agent and their respective Affiliates (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, which any Borrower or any Guarantor ever had from the beginning of the world, now has or might hereafter have against any such Releasee which relates, directly or indirectly to the Loan Agreement, any other Loan Document or to any acts or omissions of any such Releasee. As to each and every claim released hereunder, each Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each of them specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

        As to each and every claim released hereunder, each Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York and the state of Oregon), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto.

8.     Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

9.     Effect on Loan Documents.

(a)     The Loan Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document. The waivers, consents and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents and shall not operate as a consent to any further or other matter under the Loan Documents.

(b)     Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c)     To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(d)     This Amendment is a Loan Document.

10.     Entire Agreement. This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

EVERGREEN INTERNATIONAL AVIATION, INC., an Oregon corporation

By: /s/ John A. Irwin
Name: John A. Irwin
Title: Chief Financial Officer

EVERGREEN INTERNATIONAL AIRLINES, INC., an Oregon corporation

By: /s/ John A. Irwin
Name: John A. Irwin
Title: Treasurer

SYS-TEMS LOGISTIX, INC., a Delaware corporation.

By: /s/ John A. Irwin
Name: John A. Irwin
Title: Treasurer

EVERGREEN AIR CENTER, INC, an Oregon corporation

By: /s/ Gwenna R. Wootress
Name: Gwenna R. Wootress
Title: Secretary

EVERGREEN HELICOPTERS, INC., an Oregon corporation.

By: /s/ John A. Irwin
Name: John A. Irwin
Title: Treasurer

EVERGREEN AIRCRAFT SALES AND LEASING CO., a Nevada corporation.

By: /s/ John A. Irwin
Name: John A. Irwin
Title: Treasurer

[SIGNATURE PAGE TO AMENDMENT NUMBER FOUR
TO LOAN AND SECURITY AGREEMENT]
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EVERGREEN AVIATION GROUND LOGISTICS ENTERPRISE, INC., a Delaware corporation.

By: /s/ John A. Irwin
Name: John A. Irwin
Title: Treasurer

EVERGREEN HELICOPTERS INTERNATIONAL, INC., a Texas corporation.

By: /s/ John A. Irwin
Name: John A. Irwin
Title: Treasurer

EVERGREEN EQUITY, INC., a Nevada corporation

By: /s/ John A. Irwin
Name: John A. Irwin
Title: Treasurer

EVERGREEN HELICOPTERS OF ALASKA, INC., an Alaska corporation

By: /s/ John A. Irwin
Name: John A. Irwin
Title: Treasurer

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By: /s/ Thomas Forbath
Name: Thomas Forbath
Title: VP/Senior Account Executive

[SIGNATURE PAGE TO AMENDMENT NUMBER FOUR
TO LOAN AND SECURITY AGREEMENT]
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